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                                                                     Exhibit 3.c


                                     BY-LAWS
                                       OF
                          PREMIER PARKS OPERATIONS INC.

                                    ARTICLE I
                                     Offices

      Section 1.1. The principal offices of Premier Parks Operations Inc., a Delaware corporation (the "Company"), shall be located at 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131 and 122 East 42nd Street, New York, New York 10168.

      Section 1.2. The Company may also have offices at such other places as the Board of Directors from time to time appoint or the business of the Company may require.

                                   ARTICLE II
                                 Corporate Seal

      Section 2.1. The seal of the Company shall have inscribed thereon the name of the Company.

                                   ARTICLE III
                              Stockholders' Meeting

      Section 3.1. The annual stockholders' meeting shall be held, unless otherwise determined by the Board of Directors, in the office of the Company.

      Section 3.2. The annual meeting of the stockholders shall be held on or before six (6) months after the end of each full fiscal year (as established by the Board of Directors), when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3.3. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, or by these bylaws. Any meeting of stockholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the stockholders present at the meeting or represented by proxy. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. At such adjourned meetings, any business may be transacted which might have been transacted at the meeting as originally notified.

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      Section 3.4. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six (6) months prior to said meeting. Each stockholder shall have one
(1) vote for each share of stock having voting power, registered in his name on the books of the Company, except that no share shall be voted on at any election for Directors which has been transferred on the books of the Company within twenty (20) days next preceding such election. Unless demanded by a majority of the number of shares present in person or by proxy, no vote need be by ballot, and voting need not be conducted by inspectors. All elections shall be had and all questions decided by a majority vote, except as otherwise provided by law, or by these by-laws.

      Section 3.5. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Company, at least ten (10) days but not more than sixty (60) days prior to the meeting.

      Section 3.6. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with residence of each and number of voting shares held by each, shall be prepared by the Secretary and filed in the office of the Company at least ten (10) days prior to the day of the annual meeting and on the day of the annual meeting where the election is to be held, and shall at all times during the usual hours of business, at such places and on such days, be open for examination of any stockholder.

      Section 3.7. Special meetings of the stockholders may be held at such places as the Chairman or President, or the Secretary, from time to time or at any time, may designate.

      Section 3.8. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise provided by law, may be called by the Chairman or President, and shall be called by the Chairman or President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than twenty percent (20%) in amount of the entire number of shares of the Company issued and outstanding, and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

      Section 3.9. Business transacted at all special meetings shall be confined to the objects stated in the call, provided that any other business may be transacted upon written waiver and to authorize or take such action as required by the General Corporation Law of Delaware.

      Section 3.10. Written notice of all special meetings of the stockholders, stating the time, place and objects thereof, shall be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Company, provided that such notice may be waived in writing, signed by the requisite number of stockholders as provided by the General Corporation Law of Delaware.


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                                   ARTICLE IV
                                    Directors

      Section 4.1. The property and business of the Company shall be managed by its Board of Directors, consisting of not less than three (3) nor more than fifteen (15) in number. They shall be elected at the annual meetings or special meetings of the stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify.

      Section 4.2. The Directors (who shall be 21 years of age) may hold their meetings and have one or more offices, and keep the books of the Company at the office of the Company. Directors need not be shareholders.

      Section 4.3. In addition to the powers and authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by these bylaws directed or required to be exercised or done by the holders of the issued and outstanding shares entitled to vote.

      Section 4.4. If the office of any Director shall become vacant by reason of death, resignation, disqualification, removal or otherwise, such vacancy may be filled by the remaining Directors, and the successor or successors shall hold office for the unexpired term. In the event of any increase in the number of Directors, pursuant to Section 1 of this Article IV, the vacancy or vacancies so resulting shall be filled by a majority vote of the Directors then in office or by written designation of all Directors then in office except for the Director to be removed. Directors elected to fill vacancies hereunder shall hold office until the next annual or special meeting of the stockholders.

      Section 4.5. Any Director may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors, except as provided by the General Corporation Law of Delaware.


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                                    ARTICLE V
                               Executive Committee

      Section 5.1. There may be an executive committee of three (3) Directors designated by resolution passed by a majority of the whole Board. Said committee may meet at stated time, or on notice to all or any one of their own number. During the intervals between meetings of the Board, such committee shall advise with and aid the officers of the Company in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such committee authority while the Board is not in session to exercise all of the powers of the Board, excepting power to: amend the by-laws; declare dividends or distributions; adopt an agreement of merger or consolidation; amend the Certificate of Incorporation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommend to the stockholders a dissolution or a revocation of a dissolution of the Company; authorize the issuance of stock; or adopt a certificate of ownership and merger. Vacancies in the membership of the committee may be filled by the Board of Directors at any regular or special meeting of the Board.

      Section 5.2. The executive committee shall keep regular minutes of its proceedings and report the same to the Board.

                                   ARTICLE VI
                      Compensation of Directors and Members
                           of the Executive Committee

      Section 6.1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at such meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

      Section 6.2. Members of the executive committee may be allowed like compensation for attending committee meetings; provided that nothing herein contained shall be construed to preclude any member thereof from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE VII
                       Meetings of the Board of Directors

      Section 7.1. The annual meeting of the Directors shall be held on the same day and immediately after the adjournment of the stockholders' annual meeting. Regular meetings, if any, shall be held at such other times as shall be fixed by the Directors. No notice shall be required of an annual or a regular meeting.


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      Section 7.2. Special meetings of the Board may be called by the Chairman or President on three days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the written request of two Directors; provided that notice of any special meeting of the Directors may be waived in writing signed by all of the Directors.

      Section 7.3. At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these by-laws.

                                  ARTICLE VIII
                                    Officers

      Section 8.1. The officers of the Company shall be chosen by the Directors, and shall be a president, vice president, secretary, chief financial officer or treasurer and as many vice presidents, assistant secretaries and assistant treasurers as the Directors shall from time to time deem advisable. Any two or more offices, except those of president and secretary, or president and vice president may, at the same time, be held by the same person. The Directors may also designate from among their number a Chairman of the Board.

      Section 8.2. The Board of Directors, after each annual meeting of stockholders, shall choose a president from their own number, at least one vice president, and a secretary and a treasurer who need not be members of the Board.

      Section 8.3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time the Board.

      Section 8.4. The salaries of all officers of the Company shall be fixed by the Board of Directors.

      Section 8.5. The officers of the Company shall hold office until their successors are chosen and qualified in their stead.

      Section 8.6. Any officer elected or appointed by the Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Directors present at any meeting of the Board at which a quorum is present.


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                                   ARTICLE IX
                              Chairman of the Board

      Section 9.1. The Chairman of the Board of Directors shall he the chief executive officer of the Company and shall preside at all meetings of the Directors and Stockholders of the Company and shall perform such other functions as may be directed by the Board of Directors.

                                    ARTICLE X
                                  The President

      Section 10.1. The President shall be the chief operating officer of the Company. In the absence of a duly appointed Chairman at meetings of the Board of Directors and Shareholders of the Company, he shall act in the Chairman's stead at such meetings and shall perform such other duties as the Board shall prescribe.

                                   ARTICLE XI
                    Chief Financial Officer, Vice Presidents

      Section 11.1. The Chief Financial Officer shall, in the absence or disability of the President, perform the duties and exercise the power of the President, and shall perform such other duties as the Board of Directors, the Chairman or the President may prescribe.

      Section 11.2. Any of the vice presidents who may be available shall perform such other duties as the Board of Directors, the Chairman or the President shall prescribe.

                                   ARTICLE XII
                                  The Treasurer

      Section 12.1. The treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

      Section 12.2. He shall disburse the funds of the Company as may be ordered by the Chairman, the President or the Board taking proper vouchers for such disbursements, and shall render to the President and Directors, at the annual meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Company.


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      Section 12.3. He shall give the Company a bond, if required by the Board of Directors, in a sum, and with one or more securities satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

                                  ARTICLE XIII
                                  The Secretary

      Section 13.1. The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the executive committee when required. He shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, all subject to the supervision of the President.

                                   ARTICLE XIV
                 Vacancies and Delegation of Duties of Officers

      Section 14.1. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise the Directors by a majority vote of the Directors present any meeting at which there is present a quorum, may choose or appoint a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred, unless otherwise prescribed by the Board.

      Section 14.2. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer or to any Director, provided a majority of the entire Board concur therein.

                                   ARTICLE XV
                                     Shares

      Section 15.1. Every stockholder shall be entitled to a certificate signed by the president or a vice president and the secretary or an assistant secretary, certifying the number of shares represented by such certificate, which certificate shall state on the reverse thereof the rights, duties, limitations and privileges of stockholders. When such certificate is signed by a Transfer Agent or by a Registrar, the signature of any such president, vice president, secretary or assistant secretary may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified.


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                                   ARTICLE XVI
                          Transfer Agent and Registrar

      Section 16.1. The Directors may appoint one (1) or more Transfer Agents and one (1) or more Registrars of transfers and may require all certificates of Shares to bear the signature of a Transfer Agent and a Registrar, or as the Directors may otherwise direct. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor and a full and complete compliance with all of the terms and conditions set forth on such certificates.

      Section 16.2. The Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the Company.

                                  ARTICLE XVII
                            Closing of Transfer Books

      Section 17.1. The Board of Directors may close the transfer books, in their discretion, for a period not exceeding twenty (20) days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

                                  ARTICLE XVIII
                             Registered Shareholders

      Section 18.1. The Company shall be entitled to treat the holder of record of any share or shares as the holder and owner in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by law.

                                   ARTICLE XIX
                           Lost Certificates of Shares

      Section 19.1. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, but the Board of Directors may waive advertising, and such person shall, if the Directors so require, give the Company a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by said certificates, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


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                                   ARTICLE XX
                         Inspection of Books and Records

      Section 20.1. The Directors shall determine from time to time whether, and, if allowed when and under what conditions and regulations, the accounts and books of the Company (except as may be required by law), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                   ARTICLE XXI
                                     Checks

      Section 21.1. All checks or demands for money and notes of the Company shall be signed by the president, vice president, secretary or treasurer but the Board of Directors may from time to time, or at any time, otherwise direct and designate.

                                  ARTICLE XXII
                                   Fiscal Year

      Section 22.1. The fiscal year shall be subject to determination by the Board of Directors.

                                  ARTICLE XXIII
                                    Dividends

      Section 23.1. Dividends upon the shares of the Company, when earned, may be declared by the Board of Directors at any meeting of the Board.

                                  ARTICLE XXIV
                                     Notices

      Section 24.1. Whenever under any of the provisions of these by-laws notice is required to be given to any Director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the Company, or, in the absence of other address, to such Director, officer or stockholder at the general post office in the City of Oklahoma City, Oklahoma and such notice shall be deemed to be given at the time when the same shall be thus mailed.

      Section 24.2. Any stockholder, Director or officer may waive any notice required to be given under these by-laws.


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                                   ARTICLE XXV
          Indemnification of Directors, Officers, Employees and Agents

      Section 25.1. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than action by or in the right of the Company) by reason of the fact that he is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and with respect to any criminal action or proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

      Section 25.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 25.3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceedings as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall be ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

      Section 25.4. The Company may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a Director,


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officers employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.

      Section 25.5. To the extent that a Director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him in connection therewith.

      Section 25.6. The right of indemnification hereinabove provided shall be deemed exclusive of any other rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such persons in any such action, suit, or proceeding to have assessed or allowed in his favor, against the Company or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                  ARTICLE XXVI
                                   Amendments

      Section 26.1. These by-laws may be altered, amended or repealed or new bylaws may be adopted by the stockholders at any regular or special meeting (or by written consent in lieu thereof by stockholders having the minimum number of votes that would be necessary to authorize such action at a meeting) of the stockholders or by the Board of Directors at any regular or special meeting (or by unanimous written consent in lieu thereof), subject however to the power of the stockholders to adopt, amend or repeal the same.


PPO BYLAWS
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